
EXHIBIT 11

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
---------------------------------------------------------
Computation of the Average Number of Shares of Common Stock Outstanding
For the Three Months and Nine Months Ended September 30, 1996 and 1995

                                                                                (4)
                                                                           Average Number
                                                                              of Shares
                                                                            Outstanding as
                                                                               Shown on
                                                                             Consolidated
                                                                              Statement
                                    (1)          (2)               (3)        of Income
                                  Shares of     Number            Share     (3 divided by
                                   Common      of Days             Days     Number of Days
                                   Stock      Outstanding        (2 X 1)      in Period)
                                  ---------   -----------        -------    --------------

                                            FOR THE THREE MONTHS ENDED SEPTEMBER 30:

JULY 1 - SEPTEMBER 30, 1996      144,349,839     92            13,280,185,188
SHARES ISSUED -
 ACQUISITION - SYRACUSE
  SUBURBAN GAS COMPANY, INC. -        15,375     83                 1,276,125
                                 -----------                   --------------
                                 144,365,214                   13,281,461,313  144,363,710
                                 ===========                   ==============  ===========

July 1 - September 30, 1995      144,330,482     92            13,278,404,344  144,330,482
                                 ===========                   ==============  ===========

                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30:


JANUARY 1 - SEPTEMBER 30, 1996   144,332,123     274           39,547,001,702
SHARES ISSUED AT VARIOUS
 TIMES DURING THE PERIOD -
  ACQUISITION - SYRACUSE
   SUBURBAN GAS COMPANY, INC. -       33,091     *<F1>              3,353,281
                                 -----------                   --------------
                                 144,365,214                   39,550,354,983  144,344,361
                                 ===========                   ==============  ===========

January 1 - September 30, 1995   144,311,466     273           39,397,030,218
Shares issued at various
 times during the period -
  Dividend Reinvestment Plan          19,016     *<F1>              4,620,888
                                 -----------                   --------------
                                 144,330,482                   39,401,651,106  144,328,392
                                 ===========                   ==============  ===========



NOTE:     Earnings per share calculated on both a primary and fully diluted basis are the same due to the effects of rounding.

<F1>*     Number of days outstanding not shown as shares represent an accumulation of weekly, monthly or quarterly issues throughout the period.  Share days for shares issued are based on the total number of days each share was outstanding during the period.


EXHIBIT 12

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
---------------------------------------------------------

Statement Showing Computation of Ratio of Earnings to Fixed
Charges, Ratio of Earnings to Fixed Charges without AFC and
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends for the Twelve Months Ended September 30, 1996

(In thousands of dollars)

A.  Net Income                                    $ 164,072

B.  Taxes Based on Income or Profits                 89,584
                                                  ---------
C.  Earnings, Before Income Taxes                   253,656

D.  Fixed Charges  (a)                              311,217
                                                  ---------
E.  Earnings Before Income Taxes and
      Fixed Charges                                 564,873

F.  Allowance for Funds Used During
      Construction (AFC)                              5,610
                                                  ---------
G.  Earnings Before Income Taxes and
      Fixed Charges without AFC                   $ 559,263
                                                  =========

          PREFERRED DIVIDEND FACTOR:

H.  Preferred Dividend Requirements               $  38,404
                                                  ---------
I.  Ratio of Pre-tax Income to Net
      Income (C/A)                                    1.546
                                                  ---------
J.  Preferred Dividend Factor (HxI)               $  59,373

K.  Fixed Charges as Above (D)                      311,217
                                                  ---------
L.  Fixed Charges and Preferred Dividends
      Combined                                    $ 370,590
                                                  =========
M.  Ratio of Earnings to Fixed
      Charges (E/D)                                    1.82
                                                  =========
N.  Ratio of Earnings to Fixed Charges
      without AFC (G/D)                                1.80
                                                  =========
O.  Ratio of Earnings to Fixed Charges
      and Preferred Dividends Combined (E/L)           1.52
                                                  =========

(a) Includes a portion of rentals deemed representative of the interest factor ($26,872).


EXHIBIT 15
----------


November 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Niagara Mohawk Power Corporation has included our report dated November 13, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statements on Form S-8 (Nos. 33-36189, 33-42771 and 333-13781) and
in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-45898, 33-50703, 33-51073, 33-54827 and 33-
55546). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ Price Waterhouse LLP
------------------------